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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     PENNZOIL COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)

                     GUY WYSER-PRATTE
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................



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CONTACT:
-------
Eric Longmire
Senior Managing Director
Wyser-Pratte & Co., Inc.
(212) 495-5357


FOR IMMEDIATE RELEASE
---------------------

WYSER-PRATTE SAYS COURT ORDER LIKELY TO LEAD TO DISCLOSURE OF PENNZOIL STRATEGIC PLAN

     New York, New York, January 27, 1998 -- Guy P. Wyser-Pratte, a Pennzoil Company (NYSE:PZL) stockholder who beneficially owns 454,200 shares and is waging a proxy contest to introduce corporate governance reforms at Pennzoil, said today that a federal court had issued an order that was likely to lead to public disclosure of Pennzoil's Strategic Plan.

     'The Pennzoil board has been saying that the 'Strategic Plan' justified their rejection of UPR's $84 per share offer for Pennzoil,' Mr. Wyser-Pratte said, 'but they have been fighting to avoid disclosure of the Plan. Now we will find out if the board has been telling the truth when it says that the Plan justified their position on the UPR offer.'

     Mr. Wyser-Pratte also called upon the Pennzoil board to refrain from further efforts to prevent disclosure of the 'Strategic Plan.'

     While the UPR offer was outstanding, UPR had asked the court to order disclosure of the strategic plan. The publication, Corporate Control Alert, reported in its December 1997 issue that on October 28th the judge had told the lawyers for UPR and Pennzoil that 'he had 'tentatively concluded,' based on the parties' filings, that Pennzoil had violated the Williams Act and would have to make additional disclosures.'

     The UPR Pennzoil litigation ended in November, when UPR withdrew its offer, but the court continued to consider a petition by the Fort Worth Star-Telegram to make a transcript of the October 28 hearing public. The court granted the newspaper's motion on January 23, ordering the preparation of a 'redacted' transcript of the hearing from which certain statements would be deleted.

     Mr. Wyser-Pratte said that he presumed that the judge wanted to delete commercially sensitive information, but believes that the redacted transcript would allow shareholders for the first time the opportunity to evaluate the 'Strategic Plan' for themselves.



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     The court ordered the transcript to be kept confidential for ten days after the January 23rd filing date, giving Pennzoil an opportunity to appeal the court order.

     Mr. Wyser-Pratte called upon Pennzoil not to appeal the court order. 'It is time for the board to stop wasting the shareholders' money on a relentless legal battle to prevent disclosure of the 'Strategic Plan.' If the Strategic Plan really supports a value in excess of $84 per share,' he said, 'the board has an obligation to let shareholders see the evidence for that valuation.'

     Participant information: Mr. Guy Wyser-Pratte owns beneficially 454,200 shares of Pennzoil common stock. Mr. Eric Longmire of Wyser-Pratte & Co., Inc. is also a participant.






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